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                              CERTIFICATE OF MERGER
                                       OF
                               U.S. REALTEL, INC.,
                            AN ILLINOIS CORPORATION,
                                      INTO
                               U.S. REALTEL, INC.,
                             A DELAWARE CORPORATION

     U.S. RealTel, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

             NAME                                      STATE OF INCORPORATION

      U.S. RealTel, Inc.                                      Illinois
      U.S. RealTel, Inc.                                      Delaware

     SECOND: That a plan and agreement of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of
Section 252(c) of the General Corporation Law of the State of Delaware.

     THIRD: That the name of the surviving corporation of the merger is U.S. RealTel, Inc.

     FOURTH: That the Certificate of Incorporation of U.S. RealTel, Inc., a Delaware corporation and the surviving corporation, shall be the Certificate of Incorporation of the surviving corporation.

     FIFTH: That the executed plan and agreement of merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 555 W. Madison St., Atrium Level South, Chicago, IL 60661.

     SIXTH: That a copy of the plan and agreement of merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

     SEVENTH: That the authorized capital stock of U.S. RealTel, Inc., an Illinois corporation and the disappearing corporation, consists of 50,000,000 shares of Common Stock, par value $0.001 per share.

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     IN WITNESS WHEREOF, U.S. RealTel, Inc., a Delaware corporation, has caused this certificate to be signed by Jordan E. Glazov, its President, this _____ day of March, 2000.



                                          By: ________________________________
                                                      Jordan E. Glazov
                                                          President


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